UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, ohio	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2021, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) closed its underwritten public offering of $140 million aggregate principal amount of 6.50% senior notes due 2026 (the “Senior Notes”). The offering was conducted pursuant to an underwriting agreement, dated December 8, 2021 (the “Underwriting Agreement”), by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”). At the closing, the Company issued $140,000,000 million aggregate principal amount of Senior Notes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Senior Notes are governed by an Indenture, dated as of February 12, 2021 (as supplemented by that First Supplemental Indenture, dated as of February 12, 2021, between the Company and the Trustee, the “Base Indenture”), as supplemented by a Second Supplemental Indenture, dated as of December 13, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company National Association, as trustee (the “Trustee”). The Indenture establishes the form and provides for the issuance of the Senior Notes.

The Senior Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Senior Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables. The Senior Notes bear interest at the rate of 6.50% per annum. Interest on the Senior Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2022. The Senior Notes will mature on December 31, 2026.

On any date prior to October 2, 2026 (the “Par Call Date”), the Company may, at its option, redeem the Senior Notes at its option for cash, in whole or in part, at any time or from time to time, at a redemption price equal to (i) 100% of the principal amount of the Senior Notes to be redeemed, plus (ii) a Make-Whole Amount (as defined in the Indenture), if any, plus (iii) accrued and unpaid interest to, but excluding, the date of redemption. On or after the Par Call Date, the Company may, at its option, redeem the Senior Notes at its option for cash, in whole or in part, at any time or from time to time, at a redemption price equal to (i) 100% of the principal amount of the Senior Notes to be redeemed, plus (ii) accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption. Notices of redemption may be conditioned upon the completion of any financing the proceeds of which are to be used to redeem the Senior Notes.

If less than all of the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Senior Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Senior Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Senior Notes. The trustee will promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Senior Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.

Unless the Company defaults on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Senior Notes called for redemption.

The trustee shall have no obligation to calculate any redemption price, including any Make-Whole Amount, or any component thereof, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.

The Company may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Senior Notes may declare the entire amount of the Senior Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and any accrued and unpaid interest on the principal amount of, the Senior Notes will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Senior Notes, become due and payable.

The foregoing description of the Base Indenture, the Second Supplemental Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture filed as Exhibit 4.1 to the Registration Statement (as defined below), (ii) the Second Supplemental Indenture attached hereto as Exhibit 4.3, and (iii) the form of Senior Note which is attached as an exhibit to the Second Supplemental Indenture attached hereto, each of which is incorporated by reference herein.

The Senior Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-260854) initially filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2021 and declared effective by the Commission on November 22, 2021 (the “Registration Statement”), as supplemented by a final prospectus supplement relating to the offering of the Senior Notes filed with the Commission on December 10, 2021 (the “Prospectus Supplement”)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Senior Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 9, 2021, the Company issued a press release announcing the pricing of the offering of Senior Notes. On December 13, 2021, the Company issued a press release announcing the closing of the offering of Senior Notes. A copy of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this report.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

Exhibits are filed herewith in connection with the issuance of the Senior Notes. Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is the opinion of O’Melveny & Myers LLP, which is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 8, 2021
4.1	Indenture dated February 12, 2021 (filed as Exhibit 4.1 to Babcock & Wilcox Enterprises, Inc.’s Registration Statement on Form S-3 (File No. 333-260854) filed with the Securities and Exchange Commission on November 8, 2021)
4.2	First Supplemental Indenture dated February 12, 2012 (filed as Exhibit 4.2 to Babcock & Wilcox Enterprises, Inc.’s Registration Statement on Form S-3 (File No. 333-260854) filed with the Securities and Exchange Commission on November 8, 2021)
4.3	Second Supplemental Indenture dated December 13, 2021
4.4	Form of Senior Notes (included in Exhibit 4.3)
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
99.1	Pricing Press Release dated December 9, 2021
99.2	Closing Press Release dated December 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

December 13, 2021	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)

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